UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MARPAI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Marpai, Inc.

615 Channelside Drive, Suite 207

Tampa, FL 33602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, December 9, 2026

You are cordially invited to attend an annual meeting of the stockholders (the “Meeting”) of Marpai, Inc. (the “Company”), which will be held at 9:30 a.m. EST on Wednesday, December 9, 2026, at our U.S. office, located at 615 Channelside Drive, Suite 207, Tampa, FL 33602. We intend to hold the Meeting for the following purposes:

1. To elect five directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment by the Audit Committee of the Board of UHY LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3. To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board has fixed the close of business on October 23, 2026, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on December 9, 2026

The proxy statement, proxy card and Annual Report are also available at

http://www.astproxyportal.com/ast/27374

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
Marpai, Inc., 615 Channelside Drive, Suite 207, Tampa, FL 33602, Attention: Secretary.

Securities and Exchange Commission (the “SEC”) rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/27374. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://www.astfinancial.com if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. To vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. You may also find directions at http://www.astproxyportal.com/ast/27374.

By order of the Board of Directors,

/s/ Damien Lamendola
Damien Lamendola
Chief Executive Officer

Tampa, Florida

October 23, 2026

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

i

PROXY STATEMENT

Marpai, Inc.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 9:30 a.m. EST on December 9, 2026

615 Channelside Drive, Suite 207

Tampa, FL 33602

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This proxy statement (the “Proxy Statement”) describes the proposals on which our Board (the “Board”) would like you, as a stockholder, to vote at an Annual Meeting of the Stockholders (the “Meeting”), which will take place at 9:30 a.m. EST on Wednesday, December 9, 2026, at our U.S. office, located at 615 Channelside Drive, Suite 207, Tampa, FL 33602.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about October 30, 2026 to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Marpai, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the annual meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on October 23, 2026 (the “Record Date”), there were 26,879,834 shares of Class A Common Stock (the “Common Stock”), issued and outstanding and 12,100 shares of Series A Preferred Stock (convertible into 12,100,000 shares of Common Stock). Each share of Common Stock is entitled to one vote per share. Thus, the holders of the aggregate number of 19,489,918 shares of Common Stock, inclusive of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock (on an as-converted basis) must be present in person or represented by proxy at the meeting to have a quorum. If such quorum shall not be present or represented, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock and Series A Preferred Stock (on an as converted basis) on the Record Date may attend and vote at the Meeting. All shares of Common Stock have one vote per share.

What is the proxy card?

The proxy card enables you to appoint Damien Lamendola, our Chief Executive Officer, and/or Steve Johnson, our Principal Financial Officer and Secretary, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1. To elect Damien Lamendola, Yaron Eitan, Jennifer Calabrese, Robert Pons and Colleen DiClaudio as directors to serve on the Board for a one-year term that expires at our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);

2. To ratify the appointment by the audit committee of the Board (the “Audit Committee”) of UHY LLP (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3. To transact any other business as may properly come before the Meeting or any adjournments thereof.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1) You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct, and

●	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	for the Election of Directors Proposal;

●	for the ratification of the appointment of the Auditor as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

●	according to the best judgment of either Mr. Lamendola or Mr. Johnson if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2) You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3) You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/27374. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://equiniti.com/us/ if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

●	sending a written notice to Steve Johnson, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

●	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposal No. 1 is a non-routine proposal; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposal No. 1 without your instructions.

Our management believes that Proposal 2 is a “routine” matter for which brokers will have authority to vote your shares at the Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote your shares at the Meeting in relation to this matter. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares are voted at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the election of each of the director nominees (the “Director Nominees”). Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Steve Johnson, at steve.johnson@marpaihealth.com or by sending a letter to Mr. Johnson at offices of the Company at 615 Channelside Drive, Suite 207, Tampa, FL 33602, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1 AND 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until our next annual meeting of stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board. Mr. Sagiv Shiv has requested that he not be re-nominated as a director nominee, and such decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Damien Lamendola	71	President, Chief Executive Officer and Director
Steve Johnson	56	Chief Financial Officer
Yaron Eitan	70	Chairman of the Board
Sagiv Shiv*	69	Director
Colleen DiClaudio	48	Director
Jennifer Calabrese	56	Director
Robert Pons	70	Director

Damien Lamendola, President, Chief Executive Officer and Director

Mr. Lamendola has served as our Chief Executive Officer since November 2023. He joined the Board on April 1, 2021. Mr. Lamendola founded Continental Benefits, LLC in 2013 and was previously the Chief Executive Officer until 2019. Mr. Lamendola has served as President of HillCour Holding Corporation (f/k/a Welldyne Holding Corp.) since March 2002, and he continues to serve in this role. Mr. Lamendola also continues to serve HillCour Holding Corporation as a Board Member since 2017, WellDyneRx, LLC as a Board Member since 2017, and HillCour Investment Fund, LLC as Manager since 2017.

As President of HillCour Holding Corporation, Mr. Lamendola leads and oversees all strategic operations of multiple operating companies in the health care space. He received a B.S. from McNeese State University and an M.B.A. from Washington University.

We believe that Mr. Lamendola is qualified to serve as a member of our board of directors based on his perspective and experience building and leading strategic corporate operations and his expertise in the healthcare industry.

Steve Johnson, Chief Financial Officer

Mr. Johnson has served as our Chief Financial Officer since November 2023. Mr. Johnson has served as Chief Financial Officer and advisory board member of HillCour Holding Corporation (f/k/a Welldyne Holding Corp.) since September 2016, an investment firm with holdings in various healthcare companies.

Mr. Johnson previously served as Chief Financial Officer of Continental Benefits, LLC which was subsequently acquired by the Company in April 2021. He received a B.B.A from The George Washington University and an M.B.A from Columbia Business School with dual concentrations in Accounting and Finance.

Yaron Eitan, Chairman of the Board

Mr. Eitan has served as Chairman of our board of directors since April 1, 2021. He served as Chairman of the board of directors of Marpai Health since our inception in February 2019. Mr. Eitan has also served as a member of the board of directors of Nano Dimension, Ltd. (Nasdaq: NNDM) since April 2020, and he continues to serve in this role. He served as Executive Chairman of the board of directors of DeepCube Ltd. from February 2017 to March 2021. Mr. Eitan also continues to serve Emporus, Ltd. as Chairman since February 2020, and Selway Capital LLC as Managing Partner since December 2008.

Mr. Eitan is a technology entrepreneur and investor of private and publicly traded companies with over 30 years of experience. He is the Chairman of deep learning company Emporus Technologies, Ltd. Previously, he was the Chairman of deep learning company DeepCube, Ltd. and co-founder and co-Chairman of 340Basics Technologies. He was a Partner at CNTP, a multi-stage investment fund, where he led all Israeli investments, and he has been a member of the board of directors of several technology companies. He received a B.S. from Haifa University and an M.B.A. from The Wharton School of the University of Pennsylvania.

We believe that Mr. Eitan is qualified to serve as a member of our board of directors based on his significant technology and entrepreneurship expertise, the perspective he brings as the former Chairman of Marpai Health, and his deep learning background.

Sagiv Shiv, Director*

Mr. Shiv joined our board of directors on February 1, 2023. Since 2023, Mr. Shiv has served as the Managing Director and the Head of M&A and Advisory Services at Aldwych Capital Partners. His professional experience includes leading the M&A and Advisory teams at National Securities Corp., StoneX Inc. and Merriman Capital. Mr. Shiv has advised governments, agencies, private and public companies, and financial institutions, with a particular focus on cross-border and international assignments. Mr. Shiv also served on the board of directors and was the lead independent director and the chairman of the audit committee of Lomiko Metals Inc. (TSX-V:LMR) from December 2021 until December 2024. He has served on the boards of several publicly traded companies, as well as on the boards of private entities and charities.

Mr. Shiv lectured at the IESE Graduate School of Business and is a clinical professor at the Griffith School of Management at Emanuel University, he has served as a peer reviewer for the Journal of Financial Management and Global Finance Journal and has advised on several published academic papers. Mr. Shiv was an associate editor of the Nanotechnology Law & Business Journal, a member of the American Finance Association and the Financial Management Association, and of the M&A committee of the American Bar Association. Mr. Shiv holds a B.Sc. in Finance and Ph.D. in International Finance. Mr. Shiv is the recipient of the M&A Deal of the Year Award (cross-border, under $500 mil) for 2014 and of the Turnaround Deal of the Year Award (healthcare, under $50 mil) for 2019. Mr. Shiv holds Series 7, 63, 24, 79 and 99 securities licenses with FINRA.

Mr. Shiv has requested that he not be re-nominated as a director nominee, and such decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices. Following this annual meeting, Mr. Shiv will no longer serve as a member of the board directors.

Colleen DiClaudio, Director

Ms. DiClaudio joined our board of directors on October 28, 2021. Ms. DiClaudio is the CEO and Co-Founder of WeCo Health, a virtual care management company launched in May 2025 to support Community Health Centers with outsourced chronic care services. WeCo Health was founded to bring sustainable, high-impact care between visits improving patient outcomes, easing the burden on clinic staff and maximizing revenue for safety-net providers.

Prior to launching WeCo, Ms. DiClaudio founded and served as President of 340B Technologies d/b/a Nuvem beginning in August 2014, where she led innovation in 340B program technology and compliance. She stepped away from daily operations in August 2024 and continues to serve on Nuvem’s Board of Directors. Ms. DiClaudio also served as Vice President of Business Development at CompleteCare Health Network from 2009 to 2014, where she was instrumental in building scalable care coordination and population health strategies. She received a master’s degree of Public Health from the University of Medicine and Dentistry of New Jersey and a Bachelor’s degree in Public Health from Stockton University.

We believe that Ms. DiClaudio is qualified to serve as a member of our board of directors based on her experience in business development and the healthcare technology sector, as well as her entrepreneurial background.

Jennifer Calabrese, Director

Ms. Calabrese has served as a member of our board of directors since December 2023. Ms. Calabrese is the founder and Chief Executive Officer of Calabrese Consulting LLC (“CCL”). Founded in 2012, CCL is a woman-owned, full-service accounting and advisory firm with over 40 employees, serving more than 350 clients around the world. Ms. Calabrese is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of both The American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants.

We believe that Ms. Calabrese is qualified to serve as a member of our board of directors based on her nearly 30 years of expertise in finance and accounting along with her service as an adjunct assistant professor in Accounting for Hofstra University.

Robert Pons, Director

Mr. Pons has served as a member of our board of directors since December 2023. Mr. Pons has served on the board of directors of fifteen publicly traded companies, utilizing his more than forty years of hands-on operating experience as Chief Executive Officer and in senior executive positions in high growth companies and companies in need of turnaround strategies. Mr. Pons has served as President and Chief Executive Officer of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies, since January 2017.

We believe that Mr. Pons is qualified to serve as a member of our board of directors based on his service on the board of directors of fifteen publicly traded companies, utilizing his more than forty years of hands-on operating experience as a Chief Executive Officer and in senior executive positions in high growth companies and companies in need of turnaround strategies.

Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Required Vote

The election of each of the Director Nominees requires the affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for the purpose of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

The Audit Committee appointed the firm of UHY LLP to serve as our independent auditors for our fiscal year ending December 31, 2026. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Audit Committee is directly responsible for appointing our independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2026. A representative of the Auditor is not expected to be present at the Meeting.

Required Vote

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2026. Abstentions are considered present for the purpose of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

CORPORATE GOVERNANCE

Director Independence

We use the definition in Nasdaq Listing Rule 5605(a)(2) for determining director independence, which provides that an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of our outside auditor, or at any time during the past three years was a partner or employee of our outside auditor, and who worked on our audit.

We have determined that Yaron Eitan, Sagiv Shiv, Colleen DiClaudio, Robert Pons and Jennifer Calabrese meet this definition of independence.

Committees of the Board

Our Board has four standing committees: the Audit Committee, a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating Committee”) and an executive committee (the “Executive Committee”). Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors, though we are not currently listed on a national securities exchange and are not subject to the Nasdaq rules. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the nominating committee of a listed company be comprised solely of independent directors, though we are not currently listed on a national securities exchange and are not subject to the Nasdaq rules. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charter of each committee is available on our website.

Audit Committee

We have established an audit committee of the Board. Mr. Shiv, Ms. DiClaudio and Ms. Calabrese currently serve as members of our Audit Committee. Mr. Shiv serves as the chairman of the Audit Committee. Each member of the Audit Committee meets the financial literacy requirements of Nasdaq, though we are not subject to Nasdaq rules, and our Board has determined that Mr. Shiv qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise. The Audit Committee’s duties, which are specified in the charter adopted by us and include, but are not limited to:

●	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

●	monitoring the independence of the independent registered public accounting firm;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed, and establishing pre-approval policies and procedures;

●	recommending to shareholders the appointment or replacement of the independent registered public accounting firm;

●	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

●	monitoring compliance on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

●	reviewing and discussing with management and the independent registered public accounting firm the annual audited consolidated financial statements, and recommending to the Board whether the consolidated financial statements should be included in our Annual Report on Form 10-K;

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and

●	reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our Audit Committee will be reviewed and approved by our Board, with the interested director or directors abstaining from such review and approval.

The Audit Committee met telephonically and/or virtually on 25 occasions during the fiscal year ended December 31, 2025. Sagiv Shiv attended 22 of the meetings, Jennifer Calabrese attended 20 of the meetings and Colleen DiClaudio attended 18 of the meetings.

Following this annual meeting and assuming the approval of the election of the directors nominated in Proposal 1, our Audit Committee will consist of Mr. Pons, Ms. DiClaudio and Ms. Calabrese, who will also serve as the chairwoman of the Audit Committee. Each member of the Audit Committee meets the financial literacy requirements of Nasdaq, though we are not subject to Nasdaq rules, and our Board has determined that Jennifer Calabrese qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

Compensation Committee

We have established a Compensation Committee of our Board. The members of our Compensation Committee are Mr. Pons and Ms. DiClaudio. Ms. DiClaudio serves as chairperson of the Compensation Committee. We have adopted a compensation committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other Section 16 executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the SEC.

The Compensation Committee met 5 times during the fiscal year ended December 31, 2025.

Nominating Committee

We have established a Nominating Committee of our Board. The members of our Nominating Committee are Damien Lamendola, Yaron Eitan and Robert Pons. Yaron Eitan serves as chairperson of the Nominating Committee. We have adopted a nominating and corporate governance committee charter, which details the principal functions of the Nominating Committee.

The Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of shareholders or special meeting of shareholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of shareholders, the Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Nominating Committee will not select nominees through mechanical application of specified criteria. Rather, the Nominating Committee will consider such factors as it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Nominating Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s shareholders and procedures for submission by shareholders of director nominee recommendations.

In appropriate circumstances, the Nominating Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of our Articles of Incorporation, as amended, and amended bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Nominating Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Nominating Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Nominating Committee will be empowered to investigate any matter brought to its attention.

Director Nominations

The Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Nominating Committee is responsible for overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the shareholders and for filling vacancies on the Board that may occur between annual meetings of the shareholders.

Executive Committee

We have established an Executive Committee of our Board. The members of our Executive Committee are Damien Lamendola, Yaron Eitan and Robert Pons. Yaron Eitan serves as chairperson of the Executive Committee. We have adopted an executive committee charter, which details the principal functions of the Executive Committee.

The Executive Committee was established to provide the Company’s Chief Executive Officer with a forum for ongoing discussion and consideration of strategic opportunities presented to the Company. The members of the Executive Committee provide analysis, advice and guidance to the Chief Executive Officer on various strategic, financial and business matters, including, without limitation, potential financing opportunities, strategic partnerships and other initiatives intended to support the Company’s business objectives and growth.

In carrying out its advisory role, the Executive Committee may consider and discuss matters relating to the Company’s strategic direction, capital-raising efforts, potential business relationships and other significant opportunities and challenges facing the Company, and provide recommendations and advice to the Chief Executive Officer regarding such matters.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Board Leadership Structure and Role in Risk Oversight

Our Board’s, including our Audit, Compensation, Nominating and Executive Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating Committee is responsible for overseeing the development of criteria for Board membership and the construction of the Board. The Executive Committee is responsible for identifying and assessing business risks of the Company. While each Committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through Committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Code of Ethics

We adopted a Code of Ethics and Insider Trading Policy applicable to our directors, officers, and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Insider Trading Policy

We have adopted an insider trading policy, governing the purchase, sale and other transactions in our securities that applies to our directors, executive officers, employees, and other covered persons, including immediate family members and entities controlled by any of the foregoing persons, as well as by the Company itself.

The insider trading policy prohibits, among other things, insider trading and certain speculative transactions in our securities (including short sales, buying put and selling call options and other hedging or derivative transactions in our securities) and establishes a regular blackout period schedule during which directors, executive officers, employees, and other covered persons may not trade in our securities, as well as certain pre-clearance procedures that directors and executive officers must observe prior to effecting any transaction in our securities.

We believe that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of the insider trading policy was filed as Exhibit 19.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2025.

Stockholder Communications

Stockholders may communicate with the Board generally or a specific director at any time by writing to: Marpai, Inc., at 615 Channelside Drive, Suite 207, Tampa, FL 33602, Attention: Steve Johnson. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Additional Information

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Steve Johnson, Chief Financial Officer of the Company, at 615 Channelside Drive, Suite 207, Tampa, FL 33602.

Attendance at Special and Annual Stockholder Meetings

We encourage our directors to attend our special and annual stockholders’ meetings. Mr. Lamendola and Mr. Eitan attended our last annual stockholders meeting.

Certain Relationships and Related Transactions

In addition to the compensation arrangements, including employment, termination of employment and with our directors and executive officers, including those discussed in the sections titled “Management”, “Executive Compensation,” and “Description of Securities,” in our annual report on Form 10-K for the fiscal year ended December 31, 2025, the following is a description of each transaction since January 1, 2024 or any currently proposed transaction in which:

●	we, Marpai Health or Marpai have been or are to be a party;

●	the amount involved exceeded or exceeds $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and

●	any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

HillCour’s Financial Support

On January 16, 2024, we entered into a securities purchase agreement with certain insiders consisting of HillCour, our Chairman, Yaron Eitan, and our director, Robert Pons, pursuant to which we agreed to issue and sell 1,322,100 shares of our Common Stock in a private placement, at a purchase price of $0.9201 per share (or the consolidated closing bid price of our Common Stock on Nasdaq as of January 16, 2024).

On March 7, 2024, we entered into a securities purchase agreement with HillCour, pursuant to which we agreed to issue and sell 910,000 shares of our Common Stock in a private placement, at a purchase price of $1.65 per share (or the consolidated closing bid price of our Common Stock on Nasdaq as of March 7, 2024).

On August 28, 2024, we entered into a securities purchase agreement with two investors, including HillCour, pursuant to which we agreed to issue and sell an aggregate of 2,702,702 shares of Common Stock (of which HillCour purchased 1,351,351 shares of Common Stock) in a private placement, at a purchase price of $0.481 per share (or the closing bid price of the Company’s Common Stock on OTCQX as of August 28, 2024).

On July 17, 2025, we entered into a securities purchase agreement with two investors, including HillCour, pursuant to which we agreed to issue and sell an aggregate of 130,208 shares of our common stock (of which HillCour purchased 86,805 shares of common stock) in a private placement, at a purchase price of $1.152 per share.

On July 29, 2025, we entered into a securities purchase agreement with three investors, including HillCour, pursuant to which we agreed to issue and sell an aggregate of 603,640 shares of our common stock (of which HillCour purchased 371,470 shares of common stock) in a private placement, at a purchase price of $1.0768 per share.

On September 10, 2025, we entered into a securities purchase agreement with three investors, including HillCour, pursuant to which we agreed to issue and sell an aggregate of 1,038,519 shares of our common stock (of which HillCour purchased 896,903 shares of common stock) in a private placement, at a purchase price of $1.0592 per share.

On September 30, 2025, we entered into a securities purchase agreement with HillCour, pursuant to which the Company agreed to issue and sell an aggregate of 147,058 shares of our common stock in a private placement, at a purchase price of $1.36 per share.

Insider Private Placement

On December 5, 2024, we entered into a securities purchase agreement with four investors, including Yaron Eitan, our former Chairman, Steve Johnson, our Chief Financial Officer and John Powers, our former President and former Chief Operating Officer, pursuant to which the Company agreed to issue and sell an aggregate of 621,194 shares of our common stock (of which Mr. Eitan purchased 110,619 shares of common stock, Mr. Johnson purchased 5,000 shares of common stock and Mr. Powers purchased 10,000 shares of common stock) in a private placement, at a purchase price of $1.13 per share (or the closing bid price of our common stock on the OTCQX as of December 5, 2024).

On November 7, 2025, we entered into a securities purchase agreement with certain investors, including the Company’s Chief Operating Officer and President, an immediate family member of the Chief Executive Officer, the chairman and certain directors of the Board, pursuant to which we agreed to issue and sell an aggregate of 3,850,000 shares of our common stock and warrants to purchase up to 7,700,000 shares of our common stock (of which the Company’s Chief Operating Officer and President, an immediate family member of the Chief Executive Officer, the chairman and certain directors of the Board purchased 425,000 shares of common stock and warrants to purchase up to 850,000 shares of our common stock) in a private placement, at a purchase price of $1.00 per share and accompanying warrant.

Consulting Fees

The Company executed a separation agreement with Mr. Finger, pursuant to which Mr. Finger’s position as our President of Product and Development was terminated effective as of August 15, 2023. On August 15, 2023, the Company executed the Advisory Agreement with Mr. Finger pursuant to which Mr. Finger will continue to provide services to the Company.

Pursuant to the terms of the Advisory Agreement, the Company agreed to retain Mr. Finger for a set term through December 31, 2023, and commencing on January 1, 2024, the Advisory Agreement continued and was able to be terminated by either party with thirty (30) days’ prior written notice. As consideration for Mr. Finger’s services thereunder, the Company agreed to pay Mr. Finger a monthly retainer fee in the amount of $27 thousand until December 31, 2023, increasing to $28 thousand on January 1, 2024. In addition, the Company agreed to issue Mr. Finger 400,000 RSUs under our 2021 Plan which were to fully vest on September 7, 2023. In addition, 96,154 RSUs previously issued to Mr. Finger had their vesting accelerated to September 7, 2023.

Thereafter, in May 2024, as a means to settle any and all disputes as to amounts owed to Mr. Finger, we agreed to issue Mr. Finger 250,000 RSUs in lieu of payments owed pursuant to the Advisory Agreement. Mr. Finger objected to the grant of RSUs, and in December 2024 we agreed to cancel the 250,000 RSUs issued to Mr. Finger and agreed to issue him stock options to purchase up to 400,000 shares of common stock. The options are exercisable at any time on or after December 31, 2024 until December 31, 2029, and have an exercise price of $0.95 per share.

Chief Executive Officer Promissory Notes

On February 12, 2026, we issued a promissory note in the principal amount of $410,000 to Damien Lamendola, the Company’s Chief Executive Officer. The note accrues interest at a rate of 12.0% per annum (or the maximum amount of interest allowed under the laws of the State of New York, whichever is less) until the note is repaid in full. We may repay the note, in whole or in part, together with all interest then accrued and any other sums then due and payable to Mr. Lamendola, at any time, without premium or penalty. All payments of outstanding principal, interest and all other amounts due under the note are payable by April 11, 2026 to Mr. Lamendola, or his successors and assigns.

On March 9, 2026, we issued a promissory note in the principal amount of $250,000 to Damien Lamendola, the Company’s Chief Executive Officer. The note accrues interest at a rate of 12.0% per annum (or the maximum amount of interest allowed under the laws of the State of New York, whichever is less) until the note is repaid in full. We may prepay the note, in whole or in part, together with all interest then accrued and any other sums then due and payable to Mr. Lamendola, at any time, without premium or penalty. All payments of outstanding principal, interest and all other amounts due under the note are payable by May 10, 2026 to Mr. Lamendola, or his successors and assigns.

On June 22, 2026, we satisfied all outstanding principal balances through full repayment to the related party. We satisfied all interest expenses on July 16, 2026.

Policy for Approval of Related Party Transactions

Our Board adopted our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our Board (or the appropriate committee of our Board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) involving Marpai, Inc.

Our Code of Ethics is posted on our Internet website at https://www.marpaihealth.com/. The information on our website is not incorporated by reference into this Annual Report. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Conduct by posting such information on the website address specified above.

In addition, the Audit Committee has adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the Audit Committee. At its meetings, the Audit Committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so, requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine whether to permit or to prohibit the related party transaction. Our Audit Committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, or directors, or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid or accrued for the fiscal years ending December 31, 2025 and 2024 to our named Executive Officers (in thousands).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation	Total ($)
Damien Lamendola, Chief Executive Officer and Director (1)	2025	$-	-	1,206	-	$1,206
	2024	-	-	362	-	362
Steve Johnson, Chief Financial Officer (2)	2025	59	-	704	-	763
	2024	39	-	211	-	250
John Powers, Former President and Chief Operating Officer (3)	2025	139	51	157	-	347
	2024	150	-	50	-	200
Dallas Scrip, Former President and Chief Operating Officer (4)	2025	146	-	-	-	146
	2024	-	-	-	-	-

(1)	Damien Lamendola was appointed as our Chief Executive Officer in November 2023. On January 11, 2024, we entered into an employment agreement with Mr. Lamendola. Pursuant to the terms of the Lamendola Employment Agreement, Mr. Lamendola’s gross annual salary will be $1.00. Mr. Lamendola has been a member of our board of directors since 2021. He was awarded 5,000 restricted stock units (“RSUs”) under the 2021 Plan with a fair value of $1.94 per share dated May 24, 2024. He was awarded 600,000 RSUs under the 2024 Plan with a fair value of $2.01 per share dated May 24, 2024. He was awarded 550,000 RSUs under the 2025 Plan with a fair value of $1.43 per share dated October 20, 2025.

(2)	Steve Johnson joined Marpai as Chief Financial Officer on November 2023 and continues in this role. We entered an employment agreement with Mr. Johnson on January 11, 2024. He was awarded 350,000 RSUs under the 2024 Plan with a fair value of $2.01 per share dated May 24, 2024. He was awarded 275,000 RSUs under the 2025 Plan with a fair value of $1.43 per share dated October 20, 2025. On July 1, 2024 his salary was increased to $44 thousand which was mandated as the minimum salary threshold by the Department of Labor for FLSA exemptions. On January 1, 2025, his salary was increased to $59 thousand.

(3)	John Powers joined Marpai as President on January 2, 2024 until his separation on August 29, 2025. He was awarded 150,000 RSUs under the 2021 Plan with a fair value of $1.74 per share dated May 24, 2024. He was awarded 150,000 RSUs under the 2024 Plan with a fair value of $1.31 per share dated June 9, 2025. On May 16, 2025, his salary increased to $285 thousand and he was awarded a one-time bonus of $51 thousand.

(4)	Dallas Scrip joined Marpai as Chief Operating Officer on June 2, 2025. He became the President and Chief Operating officer on August 29, 2025 and continued in this role until his separation on January 30, 2026. He was awarded 300,000 RSUs under the 2024 Plan with a fair value of $1.31 per share dated June 9, 2025.

All compensation awarded to our executive officers was independently reviewed by our Compensation Committee.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Chief Executive Officer and our other Named Executive Officer (“NEO”) and certain financial performance of the Company for each of the fiscal years ended December 31, 2025 and 2024.

Fiscal Year	Summary Compensation Table Total for CEO*	Compensation Actually Paid to CEO*	Summary Compensation Table Total for Other NEOs*	Compensation Actually Paid to Other NEOs*	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income (Loss)*
2025	$1,206	$1,159	$1,256	$946	$18.96	$(13,555)
2024	$362	$712	$514	$840	$24.64	$(22,088)

*	In thousands

Compensation actually paid to our Chief Executive Officer represents the total compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments to Determine Compensation “Actually Paid” to our Chief Executive Officer	2025*	2024*
Total Compensation in the Summary Compensation Table	$1,206	$362
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(1,206)	(362)
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	-	-
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	252	399
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date	974	354
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	(67)	(19)
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	-	(22)
Total Adjustments	(47)	(350)
Compensation Actually Paid to the Chief Executive Officer	$1,159	$712

*	In thousands

Adjustments to Determine Compensation “Actually Paid” to our Other Named Executive Officers	2025*	2024*
Total Compensation in the Summary Compensation Table	$1,256	$514
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	(861)	(289)
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	-	-
Increase for Fair Value of Awards Granted During Fiscal Year that Remain Unvested as of Year End, Determined as of Applicable Fiscal Year End	63	333
Increase for Fair Value of Awards Granted During Fiscal Year that Vested during Applicable Fiscal Year, Determined as of Vesting Date	528	282
Increase/deduction for Awards Granted During Prior Fiscal Year that were Outstanding and Unvested as of Applicable Fiscal Year End	(39)	-
Increase/deduction for Awards Granted During Prior Fiscal Year that Vested During Applicable Fiscal Year	(1)	-
Total Adjustments	(310)	326
Compensation Actually Paid to our other Named Executive Officers	$946	$840

*	In thousands

Relationship Between Financial Performance Measures

The relationships between the compensation actually paid to our Chief Executive Officer and the compensation actually paid to our other NEOs, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income (loss), in each case, for the fiscal years ended December 31, 2025 and 2024 is described as follows:

From 2024 to 2025, the compensation actually paid to our Chief Executive Officer increased by approximately 63%, from $712 thousand to $1.2 million. From 2024 to 2025, the compensation actually paid to our other NEOs, increased by approximately 13%, from $840 thousand to $947 thousand. Over this same period, the Company’s TSR decreased by approximately 8%, from negative $0.75 to negative $0.81. Our cumulative TSR for the two-years period ended December 31, 2025 was $18.96. Our net loss decreased by 39%, from approximately negative $22.1 million to $13.6 million, due largely to the decrease in our operating and financing expenses.

Employment Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Chief Executive Officer

On January 11, 2024, we entered into an employment agreement (the “Lamendola Employment Agreement”) with our Chief Executive Officer, Damien Lamendola, effective as of January 2, 2024. Pursuant to the terms of the Lamendola Employment Agreement, Mr. Lamendola’s gross annual salary will be $1.00. Mr. Lamendola will be eligible for bonuses and equity grants in amounts to be determined at the discretion of our Board and the Compensation Committee, as applicable. In addition, Mr. Lamendola was granted an RSU for 600,000 shares of common stock, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU vested immediately; 35% vested one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. On January 28, 2025, Mr. Lamendola was granted an additional RSU for 600,000 shares, which shall vest of a two-year period, as follows: 200,000 shares vested immediately; 200,000 shares will vest on the first anniversary of the date of the grant; and 200,000 shares will vest on the second anniversary of the date of the grant. In addition, if and when we achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, we will recommend to the Board that Mr. Lamendola be granted an equity award consisting of RSUs for 100,000 shares, with immediate vesting.

Chief Financial Officer

On January 11, 2024, we entered into an employment agreement (the “Johnson Employment Agreement”) with our Chief Financial Officer, Steve Johnson, effective as of January 2, 2024. Pursuant to the terms of the Johnson Employment Agreement, Mr. Johnson’s gross annual salary will be $36 thousand. Mr. Johnson will be eligible for bonuses and equity grants in amounts to be determined at the discretion of our board of directors of Directors and the Compensation Committee, as applicable. In addition, Mr. Johnson will be granted an RSU for 350,000 shares of common stock, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when we achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, we will recommend to our board of directors that Mr. Johnson be granted an equity award consisting of RSUs for 100,000 shares, with immediate vesting. On July 1, 2024 his salary was increased to $44 thousand, which was mandated as the minimum salary threshold by the Department of Labor for FLSA exemptions. On January 1, 2025 his salary was increased to $59 thousand.

Former President and Chief Operating Officer

Effective January 2, 2024, we entered into an employment agreement with our President and Chief Operating Officer, John Powers (the “Powers Employment Agreement”). Mr. Powers’ gross annual salary was $150 thousand. Mr. Powers will be eligible for bonuses and equity grants in amounts to be determined at the discretion of our Board of Directors and the Compensation Committee of our Board of Directors, as applicable. In addition, Mr. Powers was granted a RSU for 150,000 shares of common stock, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment.

On August 29, 2025, John Powers resigned from his position as President of Marpai, Inc. (the “Company”). Mr. Powers resignation was due to personal health reasons and was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Powers will remain with the company in a part-time advisory capacity, serving as a Senior Consultant to the sales and leadership teams.

Former President and Chief Operating Officer

Effective June 2, 2025, we entered into an employment agreement with our President and Chief Operating Officer, Dallas Scrip (the “Scrip Employment Agreement”). Mr. Scrips’ gross annual salary was $250 thousand. In addition, Mr. Scrip was granted a RSU for 300,000 shares of common stock, which shall vest over a three-year period, as follows: 33.3% will vest one year after the commencement of his employment; and 33.3% will vest two years after the commencement of his employment; and 33.3% will vest three years after the commencement of his employment.

On January 16, 2026, Dallas Scrip resigned from his position as President of Marpai, Inc. (the “Company”), effective as of January 30, 2026. Mr. Scrip resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our Company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board shall be entitled to a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the Board.

Director Compensation

On March 20, 2022, our Board, upon the recommendation of our Compensation Committee, approved the change of our independent directors’ compensation to an annual fee of $50 thousand, payable quarterly. Our directors are and will continue to be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf.

On December 7, 2023, our Board, upon the recommendation of our Compensation Committee, approved the termination of our independent directors’ compensation annual fee of $50 thousand, payable quarterly. In lieu of the cash compensation, the Board approved director compensation through the issuance of RSUs based on the following schedule: 50,000 for independent directors and 60,000 for committee chairs and the Chairman of the Board. The RSUs vest 30% upon grant, 35% the following year and the remaining 35% one year following. In January 2024, 50,000 RSUs were issued to Ms. Calabrese and Mr. Pons under the 2021 Plan. The remaining directors were issued their respective RSUs upon approval of the 2024 Plan on May 24, 2024.

On May 24, 2024, our Board, upon the recommendation of our Compensation Committee, approved the issuance of 7,500 RSUs to each independent director for each year of their respective service and 5,000 RSUs to each non-independent director for each year of their respective service.

On June 18, 2024, the Company approved a special one-time grant of 100,000 RSUs to a director for a special project to get the Company uplisted to a national securities exchange. 50,000 RSUs vested on December 31, 2024 and the remaining 50,000 RSUs will vest upon the successful uplisting of the Company. The successful uplisting is currently not probable and no share-based compensation expense was recognized for the periods presented for the remaining 50,000 RSUs.

On August 15, 2025, our board of directors, upon the recommendation of our Compensation Committee, approved the issuance of 75,000 RSUs to three independent directors for service on a special committee to vest over the nine-month period for which the committee was formed.

On October 20, 2025, our board of directors, upon the recommendation of our Compensation Committee, approved the issuance of 75,000 RSUs to one independent director for service on a special committee to vest over the seven-month period for which the committee was formed.

On October 20, 2025, our board of directors, upon the recommendation of our Compensation Committee, approved the issuance of 1,200,000 RSUs to vest immediately to our Chief Executive Officer (550,000 RSUs), Chief Financial Officer (275,000 RSUs), Board chair (125,000 RSUs) Committee chairs (75,000 RSUs) and independent directors (50,000 RSUs) for services rendered.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2025.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2025; (2) discussed with the Independent Auditors the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Audit Committee members:

Sagiv Shiv, Chairman Colleen DiClaudio Jennifer Calabrese

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees for services provided by our independent registered public accounting firm to the Company and paid in the last two fiscal years were as follows (in thousands):

	Year ended	Year ended
	December 31,	December 31,
	2025	2024
Audit Fees	$441	$538
Audit-Related Fees	-	-
Tax Fees	87	97
All Other Fees	-	-
Total Fees	$528	$635

Audit Fees. These fees were for professional services in connection with the audit of the consolidated financial statements and quarterly reviews of the condensed consolidated financial statements included in Form 10-Q. Included in this amount are fees for consents and comfort letters related to registration payments and review of documents filed with the SEC.

Audit-Related Fees. None

Tax Fees. These fees were for professional services in connection with the filing of our tax returns.

All Other Fees. None

SEC rules require that before the independent registered public accounting firm are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1. pre-approved by our Audit Committee; or

2. entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

As of December 31, 2025, we have accrued approximately $265 thousand for the annual audit fees for the fiscal year ended December 31, 2025, which were paid in full to UHY LLP by May 12, 2026.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth certain information, to the best knowledge and belief of the Company, as of October 23, 2026 (unless provided herein otherwise), with respect to holdings of our common shares by (1) each person known by us to be the beneficial owner of more than 5% of the total number of our common shares outstanding as of such date; (2) each of our directors; (3) each of our named executive officers; and (4) all of our directors and our executive officers as a group

Unless otherwise indicated, the address of each person listed below is c/o Marpai, Inc., 615 Channelside Drive, Suite 207, Suite 1417, Tampa, FL, 33602.

Beneficial Ownership of Common Stock

			Percentage
	Beneficial		Of Shares
	Number of		Beneficially
Name of Beneficial Owner	Shares(1)		Owned
Directors and Named Executive Officers
Damien Lamendola	8,764,067	(2)	32.5%
Steve Johnson	860,692	(3)	3.2%
Yaron Eitan	1,486,573	(4)	5.5%
Sagiv Shiv	819,918	(5)	3.0%
Jennifer Calabrese	225,000	(6)	*
Robert Pons	534,200	(7)	2.0%
Colleen DiClaudio	311,250	(8)	1.2%
Directors and Executive Officers as a Group (7 Persons)	13,001,700	(9)	46.9%

Beneficial Owners over 5%
Mitchell Family Trust II	3,000,000	(10)	10.0%
Gladys Wojcik	1,575,000	(11)	5.2%

*	less than 1%

(1)	Based on 26,879,834 Common Stock issued and outstanding as of October 23, 2026. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Comprised of (i) 6,519,893 shares of common stock, held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power, (ii) 931,674 shares of the common stock held directly by WellEnterprises USA, LLC, a wholly owned subsidiary of HillCour, Inc., which is wholly owned by HillCour Holdings LLC (f/k/a HillCour Holding Corporation) (“HillCour Holdings”), a corporation controlled by Mr. Lamendola, and Mr. Lamendola holds the voting and dispositive power over the securities held by WellEnterprises USA, LLC, (iii) 1,250,000 shares of the common stock, held directly by Damien Lamendola, and (iv) options to purchase 62,500 shares of common stock, exercisable at $4.44 per share, of which all are vested.

(3)	Consists of (i) 860,692 shares of the common stock, held directly by Steve Johnson.

(4)	Consists of (i) 1,224,073 shares of the common stock, held directly by Yaron Eitan, (ii) 200,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.00 per share expiring on October 30, 2028, and (iii) options to purchase 62,500 shares of common stock, exercisable at $4.44 per share, of which all are vested.

(5)	Consists of (i) 676,167 shares of the common stock, (ii) 100,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $1.00 per share expiring on October 30, 2028, and (ii) options to purchase 43,750 shares of common stock, exercisable at $4.44 per share, of which all are vested.

(6)	Consists of (i) 225,000 shares of the common stock.

(7)	Consists of (i) 434,200 shares of the common stock, and (ii) 100,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $1.00 per share expiring on October 30, 2028.

(8)	Consists of (i) 267,500 shares of the common stock, and (ii) options to purchase 43,750 shares of common stock, exercisable at $4.44 per share, of which all are vested.

(9)	Consists of 12,389,199 shares of common stock, 400,000 shares of common stock issuable upon the exercise of warrants, and options to purchase 212,500 shares of common stock.

(10)	Consists of 3,000,000 shares of common stock issuable upon conversion of the Company’s Series A Preferred Stock.

(11)	Consists of 500,000 shares of Common Stock and 1,075,000 shares of common stock issuable upon conversion of the Company’s Series A Preferred Stock.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2027 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 615 Channelside Drive, Suite 207, Tampa, FL 33602, no later than June 25, 2027, which is 120 calendar days before the first anniversary of the date on which the Company expects to first release this Proxy Statement to stockholders and must otherwise satisfy the procedures contained in the Company’s bylaws or as prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, stockholder proxies obtained by our Board in connection with our 2027 Annual Meeting of Stockholders will confer on the named proxies discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary by September 10, 2027.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Damien Lamendola
Damien Lamendola
Chief Executive Officer

Tampa, Florida

October 23, 2026

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, DAMIEN LAMENDOLA AND Steve Johnson, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF MARPAI, INC. HELD OF RECORD BY THE UNDERSIGNED ON OCTOBER 23, 2026, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2026 AT 9:30 a.M. EASTERN TIME AT OUR U.S. OFFICE, LOCATED At 615 Channelside Drive, Suite 207, tampa, fl 33602, OR ANY ADJOURNMENT THEREOF

1. Election of Damien Lamendola, Yaron Eitan, Colleen DiClaudio, Jennifer Calabrese, and Robert Pons to hold office until the 2027 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

Damien Lamendola
☐ FOR	☐ AGAINST	☐ ABSTAIN

Yaron Eitan
☐ FOR	☐ AGAINST	☐ ABSTAIN

Colleen DiClaudio
☐ FOR	☐ AGAINST	☐ ABSTAIN

Jennifer Calabrese
☐ FOR	☐ AGAINST	☐ ABSTAIN

Robert Pons
☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET- if a registered holder by visiting http://www.astfinancial.com; if a beneficial holder by visiting http://www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.